EXHIBIT 21

                  SUBSIDIARIES OF THE SOUTHLAND CORPORATION

                                                                                 JURISDICTION OF
                                                                                 INCORPORATION
                                                                                 ----------------
Bawco Corporation---------------------------------------------------------------------------Ohio
Bev of Vermont, Inc.---------------------------------------------------------------------Vermont
Brazos Comercial E Empreendimentos Ltda. (a)----------------------------------------------Brazil
Christy's Market, Inc.     --------------------------------------------------------Massachusetts
Cityplace Center East Corporation----------------------------------------------------------Texas
Lavicio's, Inc.  (Inactive)-----------------------------------------------------------California
Melin Enterprises, Inc. (b)-------------------------------------------------------------Colorado
MTA CAL, Inc.  (Inactive)-------------------------------------------------------------California
Philippine Seven Properties Corporation (c)------------------------------------------Philippines
Puerto Rico - 7, Inc. (d)------------------------------------------------------------Puerto Rico
Sao Paulo-Seven Comercial, S.A. (e)-------------------------------------------------------Brazil
7-Eleven Beverage Company, Inc.------------------------------------------------------------Texas
7-Eleven Comercial Ltda. (f)--------------------------------------------------------------Brazil
7-Eleven, Inc.  (Inactive)-----------------------------------------------------------------Texas
7-Eleven Limited  (Inactive)------------------------------------------------------United Kingdom
7-Eleven of Idaho, Inc. (g)----------------------------------------------------------------Idaho
7-Eleven of Massachusetts, Inc. (g)------------------------------------------------Massachusetts
7-Eleven of Nevada, Inc.----------------------------------------------------------------Delaware
7-Eleven of Virginia, Inc.--------------------------------------------------------------Virginia
7-Eleven Pty. Ltd.  (Inactive) (h)-----------------------------------------------------Australia
7-Eleven Sales Corporation (g)-------------------------------------------------------------Texas
7-Eleven Stores (NZ) Limited (Inactive) (i)------------------------------------------New Zealand
SLC Financial Services, Inc. (Inactive)----------------------------------------------------Texas
Southland Canada, Inc. (j)----------------------------------------------------------------Canada
Southland International, Inc.-------------------------------------------------------------Nevada
Southland International Investment Corporation N.V. (j)---------------------Netherlands Antilles
Southland Investment Canada Limited-------------------------------------------------------Canada
Southland Sales Corporation----------------------------------------------------------------Texas
TSC Lending Group, Inc.--------------------------------------------------------------------Texas
The Seven Eleven Limited (Inactive) (k)------------------------------------------------Hong Kong
The Southland Corporation------------------------------------------------------------------Texas
Valso, S.A. (l)---------------------------------------------------------------------------Mexico
     7-Eleven Mexico, S.A. de C.V.  (Active Subsidiary of Valso) (m)----------------------Mexico


                                       Tab 4

FOOTNOTES:
----------

(a) 2,248,800 quotas (almost 100%) owned by Southland International Investment Corporation N.V. (a wholly owned subsidiary of Southland International, Inc., a wholly owned subsidiary of The Southland
Corporation), and remaining 10 quotas owned by The Southland
Corporation.

(b) 100% owned by Bawco Corporation (a wholly owned subsidiary of The Southland Corporation).

(c) 13,970 warrants are issued to The Southland Corporation, but held in escrow due to the restrictions in the Philippine Retail
Trade Nationalization Law.

(d) All Class A shares (equalling 59.07% of all shares outstanding) owned by The Southland Corporation, and remaining 40.93% owned by group of investors in Puerto Rico.

(e) 1.109% owned by The Southland Corporation, 98.825% owned by Super Trade, Ltd., and remaining .04% owned by other investors.

(f) 15,999 quotas (almost 100%) owned by The Southland Corporation, and remaining 1 quota owned by 7-Eleven of Nevada, Inc. (a wholly owned subsidiary of The Southland Corporation).

(g) 100% owned by Southland Sales Corporation (a wholly owned subsidiary of The Southland Corporation).

(h) 50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelly, for the benefit of Southland.

(i) 99% owned by The Southland Corporation, and remaining 1% owned jointly by Southland's local counsel, Bruce Nelson Davidson and Anthony Francis Segedin.

(j) 100% owned by Southland International, Inc. (a wholly owned subsidiary of The Southland Corporation).

(k) 99.9% owned by The Southland Corporation, and remaining .1% owned by Wilgrist Nominees Limited, Southland's agent in Hong Kong.

(l) 49% owned by The Southland Corporation, and remaining 51% owned by Grupo Chapa, S.A.. de C.V.

(m) 99.965% of Series A shares owned by Valso, S.A., and remaining .035% owned by Casa Chapa, S.A.; 100% of Series B shares owned by Valso,
S.A..